Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement Form S-8 (File No. 333-203166) pertaining to the GoDaddy Inc. 2015 Equity Incentive Plan, the GoDaddy Inc. 2015 Employee Stock Purchase Plan, the Desert Newco, LLC 2011 Unit Incentive Plan, the Locu, Inc. Amended and Restated 2011 Equity Incentive Plan, the Bootstrap, Inc. 2008 Stock Plan and The Go Daddy Group, Inc. 2006 Equity Incentive Plan,
(2)Registration Statement (Form S-8 No. 333-212019) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(3)Registration Statement (Form S-8 No. 333-221431) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(4)Registration Statement (Form S-8 No. 333-224795) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(5)Registration Statement (Form S-8 No. 333-231210) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(6)Registration Statement (Form S-8 No. 333-238055) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(7)Registration Statement (Form S-8 No. 333-255802) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.,
(8)Registration Statement (Form S-8 No. 333-264795) pertaining to the 2015 Equity Incentive Plan and the 2015 Employee Stock Purchase Plan of GoDaddy Inc.;
of our report dated February 17, 2022 (except for Note 1, Note 2, Note 4 and Note 19 as to which the date is July 15, 2022), with respect to the consolidated financial statements of GoDaddy Inc., included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP
Phoenix, Arizona
July 15, 2022